AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

This AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT is made as of the 1st day of March, 2016, by and between SUNAMERICA EQUITY FUNDS and SUNAMERICA INCOME FUNDS, each a Massachusetts business trust, SUNAMERICA SERIES, INC., SUNAMERICA MONEY MARKET FUNDS, INC. and SUNAMERICA SENIOR FLOATING RATE FUND, INC., each a Maryland Corporation, SUNAMERICA SPECIALTY SERIES, a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and SUNAMERICA ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser serves as the investment adviser to the Funds’ series set forth on Exhibit A pursuant to an Investment Advisory and Management Agreement with respect to each Fund (collectively, the “Agreements”);

WHEREAS, the Funds and the Adviser entered into an Amended and Restated Expense Limitation Agreement dated as of March 1, 2014 (the “A&R Expense Limitation Agreement”), whereby the Adviser has agreed to waive its fees and/or reimburse expenses to the extent necessary to cap the annual fund operating expenses of the Funds at certain levels; and

WHEREAS, the Funds and the Adviser desire to amend and restate the A&R Expense Limitation Agreement in order to: (i) clarify the disclosure in paragraph 1 relating to the definition of the term “annual fund operating expenses,” and (ii) make certain non-material changes.

NOW THEREFORE, it is hereby agreed between the parties hereto as follows:

1.	The Adviser agrees to waive its fees and/or reimburse expenses to the extent necessary so that the “annual fund operating expenses,” as described in the registration statement form applicable to the Funds, for each Fund’s series or classes set forth on Exhibit A do not exceed the percentage of average daily net assets set forth on Exhibit A. Annual fund operating expenses shall not include extraordinary expenses (i.e., expenses that are unusual in nature and/or infrequent in occurrence, such as litigation), or acquired fund fees and expenses, brokerage commissions and other transactional expenses relating to the purchase and sale of portfolio securities, interest, taxes and governmental fees; and other expenses not incurred in the ordinary course of a Fund’s business, on behalf of its respective series. Exhibit A may be amended from time to time to reflect the termination and/or modification of any waivers/reimbursements with respect to a Fund’s series or classes.

2.	This Expense Limitation Agreement shall be effective as of the date first written above and shall continue in effect indefinitely with respect to each Fund unless terminated by the Board of Directors/Trustees of the Funds (referred to herein as “Directors”), including a majority of the independent directors. Independent directors are directors who are not deemed to be “interested persons” of the Funds, as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended. Upon the termination of any of the Agreements with respect to a Fund and/or series thereof, this Expense Limitation Agreement shall automatically terminate with respect to the corresponding Fund and/or series thereof.

3.	With respect to certain series of the Funds identified on Exhibit A, the Adviser hereby retains the right to receive reimbursements of, and each Fund, on behalf of its respective series, hereby agrees to reimburse, reductions of the fees paid to the Adviser under the Agreements and the expenses paid by the Adviser or reimbursed by it in accordance with paragraph 1 above, for a period of two years after the occurrence of any waiver and/or reimbursement, provided that the series of the Funds are able to effect such payments to the Adviser and remain in compliance with the expense caps in effect at the time the waivers and/or reimbursements occurred.

4.	This Expense Limitation Agreement shall be constructed in accordance with the laws of the State of New York.

5.	This Expense Limitation Agreement may be amended by mutual consent or the parties hereto in writing.

6.	(a) The Declaration of Trust establishing SunAmerica Equity Funds, dated June 18, 1986, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name “SunAmerica Equity Funds” refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property” only shall be liable.

(b) The Declaration of Trust establishing SunAmerica Income Funds, dated April 24, 1986, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name “SunAmerica Income Funds” refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property” only shall be liable.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed by their duly authorized officers as of the day and year first above written.

SUNAMERICA EQUITY FUNDS
SUNAMERICA INCOME FUNDS
SUNAMERICA SERIES, INC.
SUNAMERICA MONEY MARKET FUNDS, INC.
SUNAMERICA SENIOR FLOATING RATE FUND, INC.
SUNAMERICA SPECIALTY SERIES

By:	/s/ John T. Genoy
Name:	John T. Genoy
Title:	President

SUNAMERICA ASSET MANAGEMENT, LLC

By:	Peter A. Harbeck
Name:	Peter A. Harbeck
Title:	President

EXHIBIT A

EXPENSE CAPS

	ANNUAL TOTAL FUND OPERATING EXPENSES (as a percentage of average daily net assets)
FUND/SERIES NAME	Class A	Class B		Class C	Class I	Class T	Class W
SunAmerica Equity Funds
AIG International Dividend Strategy Fund (R)[1]	1.90%	N/A		2.55%	1.80%	1.80%	1.70%
AIG Japan Fund (R)	1.90%	N/A		2.55%	N/A	1.80%	1.70%

SunAmerica Series, Inc.
AIR Strategic Value Fund (R)	1.72%	N/A		2.37%	N/A	1.62%	1.52%
AIG Focused Dividend Strategy II Fund (R)	1.25%	N/A		1.90%	N/A	1.15%	1.05%
AIG Select Dividend Growth Fund (R)	1.72%	N/A		2.37%	N/A	1.62%	1.52%

SunAmerica Income Funds
AIG U.S. Government Securities Fund (R)	0.99%	N/A		1.64%	N/A	0.89%	N/A
AIG Strategic Bond Fund	1.40%	2.05%		2.05%	N/A	1.30%	1.20%
AIG Flexible Credit Fund	1.45%	N/A		2.10%	N/A	1.35%	1.25%

SunAmerica Money Market Funds, Inc.
AIG Government Money Market Fund	— [2]	—	[2]	— [2]	0.80%	— [2]	N/A

SunAmerica Senior Floating Rate Fund, Inc.	1.15%	N/A		1.55%	N/A	N/A	0.95%

	ANNUAL TOTAL FUND OPERATING EXPENSES (as a percentage of average daily net assets)
FUND/SERIES NAME	Class A	Class B	Class C	Class I	Class T	Class W
SunAmerica Specialty Series
2020 High Watermark Fund (R)	1.65%	N/A	2.30%	1.18%	N/A	N/A
AIG Commodity Strategy Fund (R)[3]	1.72%	N/A	2.37%	N/A	1.62%	1.52%
AIG Global Trends Fund (R)[3]	1.85%	N/A	2.50%	N/A	1.75%	1.65%
AIG Focused Multi-Cap Growth Fund (R)	1.72%	N/A	2.37%	N/A	1.62%	1.52%
AIG Focused Alpha Large-Cap Fund (R)	1.72%	N/A	2.37%	N/A	1.62%	1.52%
AIG Income Explorer Fund (R)	1.72%	N/A	2.37%	N/A	1.62%	1.52%
AIG Small-Cap Fund (R)	1.72%	N/A	2.37%	N/A	1.62%	1.52%
AIG ESG Dividend Fund (R)	1.25%	N/A	1.90%	N/A	1.15%	1.05%

[1]	(R) indicates that this series is subject to the recoupment provisions set forth in paragraph 3 of the Expense Limitation Agreement.
[2]	— indicates no expense cap in effect for the class.
[3]	Notwithstanding anything to the contrary in this Expense Limitation Agreement, the fees and expenses associated with the Fund’s investment in a wholly-owned subsidiary of the Fund organized under the laws of the Cayman Islands will be included in determining the amount of “annual fund operating expenses” for purposes of calculating the expense cap hereunder, even though such fees and expenses may be disclosed in the Fund’s registration statement as “acquired fund” fees and expenses.

Dated:    March 1, 2016

As Amended:    September 13, 2016, January 19, 2017, May 1, 2018